Exhibit 10.4
EXECUTION VERSION

 FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of November 2, 2016 among PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

R E C I T A L S

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of May 20, 2016 (as amended or modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower has requested a modification to the Loan Agreement as described below; and

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to such modification, subject to the terms set forth herein as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1.Amendments to Loan Agreement.

(a)    The definition of “Material Lease” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

(b)    The following definition in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“Indebtedness” means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date in accordance with the applicable rules under GAAP, (h) all Contingent Obligations of such Person, (i) all obligations

PUBLIC SERVICE COMPANY OF NEW MEXICO
FIRST AMENDMENT TO LOAN AGREEMENT

and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (j) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP) and (k) all indebtedness referred to in clauses (a) through (j) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

(c)    Section 6.18 and Section 6.19 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

6.18    [Reserved].

6.19    [Reserved].

(d)    Section 7.2 of the Loan Agreement is amended and restated in its entirety to read as follows:

7.2     Financial Covenant.

The ratio of (a) Consolidated Indebtedness to (b) Consolidated Capitalization shall be less than or equal to 0.65 to 1.0 as of the last day of any Fiscal Quarter.

(e)    Clause (o) of Section 8.5 of the Loan Agreement is amended to read as follows:

(o) Liens on Property that is subject to a lease that is classified as an operating lease as of the Closing Date but which is subsequently converted to a capital lease,

(f)    Schedule 6.18 and Schedule 6.19 to the Loan Agreement are hereby deleted in their entirety.

(g)    Footnote 3 in Schedule 1 to Exhibit 7.1(c) to the Loan Agreement is hereby deleted.

2.Effectiveness. This Amendment shall be effective as of the date first written above; provided that on or before such date the Administrative Agent shall have received (i) copies of this Amendment duly executed by the Borrower, the Administrative Agent and the Required Lenders and (ii) the Administrative Agent’s and its affiliates’ fees and expenses (including fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

3.Ratification of Loan Agreement. The term “Loan Agreement” as used in each of the Loan Documents shall hereafter mean the Loan Agreement as amended and modified by this Amendment and as amended and modified from time to time hereafter. Except as herein specifically agreed, the Loan Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document.

PUBLIC SERVICE COMPANY OF NEW MEXICO
FIRST AMENDMENT TO LOAN AGREEMENT

4.Authority/Enforceability. The Borrower represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or similar laws affecting creditors’ rights generally or by general principles of equity.

(c)    Other than the filing of annual short-term financing plans with the New Mexico Public Regulation Commission in the normal course of business, and such Commission’s actions thereon, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment that has not been obtained or completed.

5.Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Loan Agreement are true and correct as of the date hereof, unless they specifically refer to an earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Loan Documents, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.

6.No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Loan Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower’s properties.

7.Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (.pdf) shall be effective as an original.

8.GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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PUBLIC SERVICE COMPANY OF NEW MEXICO
FIRST AMENDMENT TO LOAN AGREEMENT

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

PUBLIC SERVICE COMPANY OF NEW MEXICO,
a New Mexico corporation

By:    /s/ Elisabeth Eden
Name:    Elisabeth Eden
Title:    Vice President and Treasurer

Signature Page to
PUBLIC SERVICE COMPANY OF NEW MEXICO FIRST AMENDMENT TO LOAN AGREEMENT

LENDER:

JPMORGAN CHASE BANK, N.A.,
individually in its capacity as a Lender and in its capacity as Administrative Agent

By:    /s/ Helen D. Davis
Name:    Helen D. Davis
Title:    Executive Director

Signature Page to
PUBLIC SERVICE COMPANY OF NEW MEXICO FIRST AMENDMENT TO LOAN AGREEMENT